EXHIBIT 2.1

                                                                  EXECUTION COPY










                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                MONSANTO COMPANY,

                               EG ACQUISITION CO.,

                             EMERGENT GENETICS, INC.

                                       AND

                        INTERNATIONAL SEED HOLDINGS, L.P.





                          Dated as of February 15, 2005



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                                TABLE OF CONTENTS
                                   (continued)
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                                                                                                     Page

Article 1         DEFINITIONS...........................................................................1
         1.1      Certain Definitions...................................................................1

Article 2         THE MERGER............................................................................8
         2.1      The Merger............................................................................8
         2.2      Closing...............................................................................8
         2.3      Effective Time........................................................................9
         2.4      Effects of the Merger.................................................................9
         2.5      Certificate of Incorporation and Bylaws...............................................9
         2.6      Directors.............................................................................9
         2.7      Officers..............................................................................9

Article 3         EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
                  CERTIFICATES .........................................................................9
         3.1      Effect on Capital Stock...............................................................9
         3.2      Appraisal Rights.....................................................................10
         3.3      Merger Consideration Adjustment......................................................11
         3.4      Payment of Merger Consideration; Exchange of Certificates............................12

Article 4         TERMINATION..........................................................................13
         4.1      Termination of Agreement.............................................................13
         4.2      Procedure Upon Termination...........................................................14
         4.3      Effect of Termination................................................................14

Article 5         REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................14
         5.1      Organization and Good Standing.......................................................14
         5.2      Authorization of Agreement...........................................................15
         5.3      Conflicts; Consents of Third Parties.................................................15
         5.4      Capitalization.......................................................................16
         5.5      Subsidiaries.........................................................................16
         5.6      Financial Statements.................................................................17
         5.7      No Undisclosed Liabilities...........................................................17

                                TABLE OF CONTENTS
                                  (continued)
                                                                                                     Page

         5.8      Absence of Certain Developments......................................................17
         5.9      Taxes................................................................................18
         5.10     Real Property........................................................................20
         5.11     Tangible Personal Property...........................................................20
         5.12     Intellectual Property................................................................20
         5.13     Germplasm............................................................................21
         5.14     Genetically Modified Organisms.......................................................21
         5.15     Material Contracts...................................................................22
         5.16     Employee Benefits Plans..............................................................23
         5.17     Labor................................................................................24
         5.18     Litigation...........................................................................25
         5.19     Compliance with Laws; Permits........................................................25
         5.20     Environmental Matters................................................................25
         5.21     Accounts Receivable..................................................................26
         5.22     Inventories..........................................................................26
         5.23     Transactions with Related Persons; Affiliates........................................26
         5.24     Employees, Officers and Directors....................................................26
         5.25     Insurance............................................................................27
         5.26     Books and Records and Financial Controls.............................................27
         5.27     Sufficiency of Property..............................................................27
         5.28     Financial Advisors...................................................................27
         5.29     No Other Representations or Warranties; Schedules....................................28

Article 6         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............................28
         6.1      Organization and Good Standing.......................................................28
         6.2      Authorization of Agreement...........................................................28
         6.3      Conflicts; Consents of Third Parties.................................................29
         6.4      Litigation...........................................................................29
         6.5      Financial Advisors...................................................................29
         6.6      Financing............................................................................29

                               TABLE OF CONTENTS
                                  (continued)
                                                                                                     Page

         6.7      No Prior Activities..................................................................30
         6.8      Condition of the Business............................................................30

Article 7         REPRESENTATIONS AND WARRANTIES OF ISH................................................30
         7.1      Organization and Good Standing.......................................................30
         7.2      Authorization of Agreement...........................................................31
         7.3      Conflicts; Consents of Third Parties.................................................31
         7.4      Ownership of Shares..................................................................31
         7.5      Litigation...........................................................................32
         7.6      Financial Advisors...................................................................32

Article 8         COVENANTS............................................................................32
         8.1      Access to Information................................................................32
         8.2      Conduct of the Business Pending the Closing..........................................32
         8.3      Consents.............................................................................34
         8.4      Regulatory Approvals.................................................................34
         8.5      Further Assurances...................................................................36
         8.6      Confidentiality......................................................................36
         8.7      Indemnification, Exculpation and Insurance...........................................36
         8.8      Preservation of Records..............................................................38
         8.9      Publicity............................................................................38
         8.10     Use of Name..........................................................................39
         8.11     Employment and Employee Benefits.....................................................39
         8.12     Supplementation and Amendment of Schedules...........................................40
         8.13     Transition Services..................................................................40
         8.14     Closing Transactions.................................................................40

Article 9         CONDITIONS TO CLOSING................................................................40
         9.1      Conditions Precedent to Obligations of Parent and Merger Sub.........................40
         9.2      Conditions Precedent to Obligations of the Company...................................41
         9.3      Frustration of Closing Conditions....................................................42

Article 10        MISCELLANEOUS........................................................................42

                               TABLE OF CONTENTS
                                  (continued)
                                                                                                     Page

         10.1     Limitations of Representations, Warranties and Covenants.............................42
         10.2     Exclusive Remedies...................................................................43
         10.3     No Consequential Damages.............................................................43
         10.4     Payment of Sales, Use or Similar Taxes...............................................43
         10.5     Expenses.............................................................................43
         10.6     Entire Agreement; Amendments and Waivers.............................................43
         10.7     Governing Law........................................................................44
         10.8     Notices..............................................................................44
         10.9     Severability.........................................................................46
         10.10    Binding Effect; Assignment...........................................................46
         10.11    Non-Recourse.........................................................................46
         10.12    Counterparts.........................................................................46
         10.13    Stockholder Representative...........................................................47
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                                       iv

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Schedules
---------
Schedule 1.1(a)                 Company Debt
Schedule 1.1 (b)                Knowledge of the Company
Schedule 3.3(a)                 Net Working Capital
Schedule 3.4(a)                 Payment of Merger Consideration
Schedule 5.3(a)                 No Conflicts
Schedule 5.3(b)                 Consents
Schedule 5.4(a)                 Stockholders
Schedule 5.4(b)                 Capitalization
Schedule 5.5(a)                 Subsidiaries
Schedule 5.5(b)                 Subsidiary Liens
Schedule 5.8                    Absence of Certain Changes
Schedule 5.9                    Taxes
Schedule 5.10                   Real Property
Schedule 5.11                   Tangible Personal Property
Schedule 5.12                   Intellectual Property
Schedule 5.13                   Germplasm
Schedule 5.14(b)                GMO Compliance
Schedule 5.15(a)                Material Contracts
Schedule 5.16(a)                Employee Benefit Plans
Schedule 5.16(f)                Benefit Plan Payments
Schedule 5.17(a)                Labor and Collective Bargaining Agreements
Schedule 5.17(b)                Labor
Schedule 5.18                   Litigation
Schedule 5.20                   Environmental Matters
Schedule 5.23                   Affiliate Obligations
Schedule 5.24(a)                Employees
Schedule 5.25                   Insurance Policies
Schedule 6.3(a)                 No Conflicts
Schedule 8.2(a)                 Ordinary Course Exceptions
Schedule 8.2(b)                 Conduct of Business
Schedule 8.14(b)                Transferred Contracts


Exhibits
--------
Exhibit A                       Seller's Affidavit

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of February 14, 2005 (this "Agreement"), by and among Monsanto Company, a corporation existing under the laws of Delaware ("Parent"), EG Acquisition Co., a corporation existing under the laws of Delaware and wholly-owned subsidiary of Parent ("Merger Sub"), Emergent Genetics, Inc., a Delaware corporation (the "Company"), and International Seed Holdings, L.P., a Cayman exempt limited partnership ("ISH").

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of each of Merger Sub and the Company has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, Parent, Merger Sub, the Company and ISH desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

1.1      Certain Definitions.

     (a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

     "Applicable Exchange Rate" means, in respect of any currency other than Dollars on any date, the "daily 10 am spot rate" of exchange between Dollars and the relevant currency, as published for such date on the website of the Federal Reserve Bank of New York (www.ny.frb.org).

     "Business Day" means any day of the year on which national banking institutions in New York, New York and Denver, Colorado are open to the public for conducting business and are not required or authorized to close.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company Debt" means the Indebtedness set forth on Schedule 1.1(a).

     "Competition Laws" means the HSR Act (and any similar Law enforced by any Governmental Antitrust Entity regarding preacquisition notifications for the purpose of competition reviews), the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other national, federal, regional, state or local statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

     "Contract" means any contract, indenture, note, bond, lease, commitment or other legally binding agreement.

     "Current Assets" means the consolidated current assets of the Company and its Subsidiaries (excluding cash and cash equivalents and indebtedness for borrowed money, plus accrued interest thereon, receivable from Affiliates of the Company and its Subsidiaries) plus non-current deferred income Taxes.

     "Current Liabilities" means the consolidated current liabilities of the Company and its Subsidiaries (excluding indebtedness for borrowed money, plus accrued interest thereon, the current portion of capitalized lease obligations and indebtedness for borrowed money, plus accrued interest thereon, payable to Affiliates of the Company and its Subsidiaries) plus non-current deferred income Taxes.

     "Environmental Law" means any applicable Law relating to the protection of the environment or natural resources.

     "FCPA" means the U.S. Foreign Corrupt Practices Act of 1977, as amended.

     "GAAP" means generally accepted accounting principles in the United States, consistently applied.

     "Germplasm" means hybrids, lines and varieties that (i) are in commercial use by the Company or any of its Subsidiaries or (ii) are in the pipeline for development by the Company or any of its Subsidiaries for commercial use as of the date of this Agreement, together with the breeding populations and sources used to provide such hybrids, lines and varieties.

     "Governmental Antitrust Entity" means any Governmental Body with regulatory jurisdiction over enforcement of any applicable Competition Law.

     "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether national, federal, regional, state or local, or any agency, instrumentality or authority thereof, or any court or arbitrator.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indebtedness" of any Person means, without duplication, (i) the principal of and accrued interest or premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through
(iv) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

     "India  Closing"  means  the  Closing  as  defined  in the  India  Purchase
Agreement.

     "India Purchase Agreement" means that certain Stock Purchase Agreement, dated as of the date hereof, by and among Parent, EGI Limited and ISH.

     "Intellectual Property" means all (i) patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon (collectively, "Patents"), (ii) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (collectively, "Marks"), (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights (collectively, "Copyrights"), (iv) all Software, (v) Technology and (vi) certificates of plant variety protection, plant breeders rights or variety registrations or the like, applications therefor, and certifications issuing therefrom in any country.

     "IRS" means the U.S. Internal Revenue Service.

     "Knowledge of the Company" means the actual knowledge of those Persons identified on Schedule 1.1(b).

     "Law" means any national, federal, regional, state or local law, statute, code, ordinance, rule or regulation.

     "Legal Proceeding" means any judicial, administrative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Body.

     "Liability" means any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) and including all costs and expenses relating thereto.

     "Lien" means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.

     "Material Adverse Effect" means (i) a material adverse effect on the business, assets, properties, results of operations or financial condition of the Company and its Subsidiaries (taken as a whole) or (ii) a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement, in each case, other than an effect resulting from an Excluded Matter. "Excluded Matter" means any one or more of the following: (i) the effect of any change in economies or securities or financial markets in general in the United States, India or elsewhere; (ii) the effect of any change that generally affects any industry in which the Company or any of its Subsidiaries operates (provided that such matter does not have a disproportionate adverse effect on the Company or its Subsidiaries); (iii) the effect of any change arising in connection with natural disasters or acts of nature, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (iv) the effect of any action taken by Parent or its Affiliates with respect to the transactions contemplated hereby or with respect to the Company or its Subsidiaries; (v) any matter of which Parent is aware on the date hereof, provided that Parent is or should be aware of the likely impact of such matter on the Company and its Subsidiaries; (vi) the effect of any changes in applicable Laws or accounting rules; (vii) the mere failure of the Company and its Subsidiaries to meet any of its internal projections; or (viii) any effect resulting from the public announcement of this Agreement, compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement.

     "Order"  means any  order,  injunction,  judgment,  decree,  ruling,  writ,
assessment  or   arbitration   award  of  a   Governmental   Body  of  competent
jurisdiction.

     "Ordinary Course of Business" means the ordinary and usual course of business of the Company and its Subsidiaries.

     "Parent Board Approval" means the approval and adoption by the Board of Directors of Parent of this Agreement and of the consummation of the Merger and all other transactions contemplated hereby.

     "Permits" means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

     "Permitted Exceptions" means (i) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (ii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business; (iii) zoning, entitlement and other land use and environmental regulations by any Governmental Body; (iv) liens securing debt as disclosed in the Financial Statements; (v) title of a lessor under a capital or operating lease; and (vi) such other imperfections in title, charges, easements, rights of way, restrictions, defects, exceptions and encumbrances which do not materially and adversely impact the value or utility of the affected property.

     "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching into the environment, or into or out of any property.

     "Software" means, except for "off-the-shelf" or "shrinkwrap" software, any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code,
(ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (iv) all documentation including user manuals and other training documentation related to any of the foregoing.

     "Stockholder Representative" means ISH.

     "Subsidiary" means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

     "Target Net Working Capital" means $1,900,000.

     "Taxes" means (i) all national, federal, regional, state or local taxes, charges, fees, imposts, levies or other assessments in any jurisdiction, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) any transferee liability in respect of any items described in clauses (i) and/or
(ii).

     "Tax  Return"  means  all  returns,   declarations,   reports,   estimates,
information returns and statements required to be filed in respect of any Taxes.

     "Technology" means, collectively, all designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology.

     (b)  Terms  Defined  Elsewhere  in this  Agreement.  For  purposes  of this
Agreement, the following terms have meanings set forth in the sections indicated:

Term                                                     Section
----                                                     -------
Accounting Referee                                       3.3(c)
Agreement                                                Recitals
Appraisal Shares                                         3.2
Balance Sheet                                            5.6
Balance Sheet Date                                       5.6
Certificate                                              3.1(c)
Certificate of Merger                                    2.3
Claim                                                    8.7(c)
Closing                                                  2.2
Closing Date                                             2.2
Closing Statement                                        3.3(a)
Closing Working Capital                                  3.3(a)
Company                                                  Recitals
Company Benefit Plan                                     5.16(a)
Company Common Stock                                     3.1
Company Documents                                        5.2
Company Property                                         5.10
Company Properties                                       5.10
Confidentiality Agreement                                8.6
Continuing Employees                                     8.11(a)
Controlled Group Member                                  5.16(c)
Copyrights                                               1.1 (in Intellectual Property definition)
Deal Expenses                                            10.5
Denmark Transition Services Agreement                    8.13
DGCL                                                     2.1
Effective Time                                           2.3
EG Denmark                                               8.13
EGI Limited                                              8.13
ERISA                                                    5.16(a)

                                       6

Term                                                     Section
----                                                     -------
Excluded Matter                                          1.1 (in definition of Material Adverse Effect)
Final Working Capital                                    3.3(e)
Financial Statements                                     5.6
Foreign Plan                                             5.16(g)
Indemnitees                                              8.7(a)
India Transition Services Agreement                      8.13
ISH                                                      Recitals
ISH Documents                                            7.2
Marks                                                    1.1 (in Intellectual Property definition)
Material Contracts                                       5.15(a)
Merger                                                   Recitals
Merger Consideration                                     3.1(c)
Merger Sub                                               Recitals
Net Working Capital                                      3.3(a)
NOL Carryforwards                                        5.9(l)
Outside Date                                             4.1(a)
Owned Property                                           5.10
Owned Properties                                         5.10
Parent                                                   Recitals
Parent Documents                                         6.2
Parent Plans                                             8.11(b)
Patents                                                  1.1 (in Intellectual Property definition)
Payoff Certificates                                      9.1(f)
Personal Property Leases                                 5.11
Real Property Lease                                      5.10
Real Property Leases                                     5.10
Representative Indemnified Party                         10.13(b)
Section 262                                              3.2
Standstill Period                                        8.9(c)
Stockholders                                             3.1(c)
Subject Marks                                            8.10
Surviving Corporation                                    2.1

     (c) Other Definitional and Interpretive Matters. Unless otherwise expressly provided herein, for purposes of this Agreement, the following rules of interpretation shall apply:

     Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

     Dollars. Any reference in this Agreement to Dollars or $ shall mean U.S. dollars.

     Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

     Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

     Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

     Herein.   The  words  such  as  "herein,"   "hereinafter,"   "hereof,"  and
"hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

     Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

     Reflected On or Set Forth In. An item arising with respect to a specific representation or warranty shall be deemed to be "reflected on" or "set forth in" a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (a) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation, (b) such item is otherwise specifically set forth on the balance sheet or financial statements or (c) such item is reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto.

     (d) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   ARTICLE 2

                                   THE MERGER

     2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

     2.2 Closing. Subject to the satisfaction of the conditions set forth in Sections 9.1 and 9.2 (or the waiver thereof by the party entitled to waive any such condition, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (New York City time) on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second Business Day after satisfaction or waiver of each condition to the Closing set forth in Sections
9.1 and 9.2 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another date or place is agreed to in writing by the parties hereto.

     2.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

     2.4 Effects of the Merger.  The Merger  shall have the effects set forth in
Section 259 of the DGCL.

     2.5 Certificate of Incorporation and Bylaws. Effective immediately following the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law. Effective immediately following the Merger, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

     2.6 Directors. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

     2.7 Officers. The officers of Merger Sub at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE 3

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

     3.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") or any shares of capital stock of Merger Sub:

          (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent or Merger Sub shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. The consideration for each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 3.1(b) and the Appraisal Shares) shall be an amount in cash equal to (i) $242,000,000 less the aggregate amount of Company Debt as set forth in the Payoff Certificates divided by
     (ii) 994,066 (the "Merger Consideration"). Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 3.1(b) and the Appraisal Shares) shall be converted into the right to receive the Merger Consideration in cash, without interest. At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate (collectively, the "Stockholders") which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

     3.2 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 3.1(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and each such Appraisal Share shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger
Consideration as provided in Section 3.1(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

     3.3 Merger Consideration Adjustment.

          (a) As promptly as practicable, but no later than sixty (60) days after the Closing Date, Parent shall cause to be prepared and delivered to the Stockholder Representative the Closing Statement (as defined below) and a certificate based on such Closing Statement setting forth Parent's calculation of Closing Working Capital. The closing statement (the "Closing Statement") shall present the Net Working Capital as of the end of business on the Closing Date plus all cash and cash equivalents held by the Company and its Subsidiaries at the end of business on the Closing Date ("Closing Working Capital"). "Net Working Capital" means the Current Assets, reduced by the Current Liabilities, in each case as determined in accordance with GAAP. The preparation of the Closing Statement shall be for the sole purpose of calculating the Net Working Capital as of the end of business on the Closing Date. The Net Working Capital as of the end of business on the Closing Date shall be calculated in the same manner as the calculation of Net Working Capital as of September 30, 2004, set forth on Schedule 3.3(a) attached hereto.

          (b) If the Stockholder Representative disagrees with Parent's calculation of Closing Working Capital delivered pursuant to Section 3.3(a), the Stockholder Representative may, within fifteen (15) days after delivery of the Closing Statement, deliver a notice to Parent disagreeing with such calculation(s) and setting forth the Stockholder Representative's calculation of such amount(s). Any such notice of disagreement shall specify those items or amounts as to which the Stockholder Representative disagrees, and the Stockholder Representative shall be deemed to have agreed with all other items and amounts contained in the Closing Statement and the calculation of Closing Working Capital delivered pursuant to
     Section 3.3(a). Net Working Capital shall be calculated expressly for this purpose in Dollars, with any amounts in other currencies converted to Dollars based on the Applicable Exchange Rate as of the Closing Date.

          (c) If a notice of  disagreement  shall be duly delivered  pursuant to
     Section 3.3(b), the Stockholder Representative and Parent shall, during the fifteen (15) days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Working Capital. If during such period, the Stockholder Representative and Parent are unable to reach such agreement, they shall promptly thereafter cause a mutually satisfactory independent nationally recognized accounting firm (the "Accounting Referee") to review the relevant portions of this Agreement and the disputed items or amounts for the purpose of calculating Closing Working Capital (it being understood that in making such calculation(s), the Accounting Referee shall be functioning as an expert and not as an arbitrator). In making such calculation(s), the Accounting Referee shall consider only those items or amounts in the Closing Statement and Parent's calculation of Closing Working Capital as to which the Stockholder Representative has disagreed. The Accounting Referee shall deliver to the Stockholder Representative and Parent, as promptly as practicable (but in any case no later than thirty (30) days from the date of engagement of the Accounting Referee), a report setting forth its calculation of Closing Working Capital, which amount shall not be less than the amount thereof shown in Parent's calculation delivered pursuant to
     Section 3.3(a) nor more than the amount thereof shown in the Stockholder Representative's calculation delivered pursuant to Section 3.3(b). Such report shall be final and binding upon the Stockholders and Parent. The cost of such review and report shall be borne one-half by Parent and one-half by ISH.

          (d) The Stockholder Representative, Parent and the Company shall, and shall cause their respective representatives to, cooperate and assist in the preparation of the Closing Statement and the calculation of Closing Working Capital and in the conduct of the review referred to in this
     Section 3.3, including the making available to the extent necessary of books, records, work papers and appropriate personnel.

          (e) If Final Working Capital exceeds the Target Net Working Capital, Parent shall pay to the Stockholders on a pro-rata basis, in the manner and with interest as provided in Section 3.3(f), the amount of such excess and, if the Target Net Working Capital exceeds Final Working Capital, ISH shall pay to Parent the amount of such excess, in the manner and with interest as provided in Section 3.3(f). Any such payment shall be considered to be an adjustment to the Merger Consideration. "Final Working Capital" means Closing Working Capital (i) as shown in Parent's calculation delivered pursuant to Section 3.3(a) if no notice of disagreement with respect thereto is duly delivered pursuant to Section 3.3(b); or (ii) if such a notice of disagreement is delivered, (A) as agreed by the Stockholder Representative and Parent pursuant to Section 3.3(c) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 3.3(c). ISH hereby agrees to retain and not distribute to its limited partners $5,000,000 of the Merger Consideration received by it pursuant to Section 3.4(a) until Final Working Capital has been so determined and all payments required by ISH, if any, pursuant to this Section 3.3 have been made.

          (f) Any payment pursuant to Section 3.3(e) shall be made in Dollars at a mutually convenient time and place as soon as practicable, but in no event less than five (5) Business Days after Final Working Capital has been determined, by wire transfer by Parent or ISH, as the case may be, of immediately available funds to the account of such other party as may be designated in writing by such other party. The amount of any payment to be made pursuant to this Section 3.3 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the rate of interest published from time to time by the Wall Street Journal as the "prime rate" at large U.S. money center banks during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of three hundred sixty five (365) days and the actual number of days elapsed.

     3.4 Payment of Merger Consideration; Exchange of Certificates.

          (a) Payment. Subject to compliance with Section 3.4(b), Parent shall pay to each Stockholder the Merger Consideration in the aggregate amounts set forth next to such Stockholder's name on Schedule 3.4(a).

          (b) Exchange Procedures. Upon surrender of the Certificate or Certificates representing the Company Common Stock held by each Shareholder to Parent, together with a customary stock power endorsed in blank, at any time after the Effective Time, such Stockholder shall be entitled to receive the Merger Consideration with respect to such shares and the Certificate or Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the proper amount of cash may be paid in exchange therefor to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.4(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate.

          (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this
     Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, at any time after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for any reason, they shall be canceled and exchanged as provided in this Article 3.

          (d) No Liability. None of Parent, Merger Sub or the Company shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, Parent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration for the Company Common Stock represented by such Certificate to which such holder would be entitled pursuant to this Article 3.

                                   ARTICLE 4

                                  TERMINATION

     4.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Effective Time as follows:

          (a) at the election of the Company or Parent on or after December 30, 2005 (the "Outside Date"), if the Merger shall not have occurred by the close of business on such date, provided that the terminating party is not in material default of any of its obligations hereunder, and provided further that such date shall be automatically extended for 60 days if only the conditions to Closing set forth in Sections 9.1(d) and 9.2(d) remain unsatisfied or unwaived at December 30, 2005;

          (b) by mutual written consent of the Company and Parent;

          (c) by the Company or Parent if there shall be in effect a final nonappealable Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall use all commercially reasonable efforts to promptly appeal any adverse determination which is not nonappealable and diligently pursue such appeal;

          (d) by Parent if (i) the Company shall be in material violation of any of its obligations hereunder, and if such violation (if curable) is not cured within 20 days after the giving of written notice by Parent to the Company or (ii) there has been any event, change, occurrence or circumstance that renders the conditions set forth in either Section 9.1(a) or Section 9.1(g) incapable of being satisfied by the Outside Date;

          (e) by the Company if (i) Parent or Merger Sub shall be in material violation of any of their obligations hereunder, and if such violation (if curable) is not cured within 20 days after the giving of written notice by the Company to Parent, or (ii) there shall have been any event, change, occurrence or circumstance that has had or reasonably would be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement; or

          (f) by the Company if Parent shall have not obtained and delivered to the Company on or before 10:00 p.m. (New York time) on February 18, 2005 written evidence of the Parent Board Approval certified by an authorized officer of Parent.

     4.2 Procedure Upon Termination. In the event of termination and abandonment by Parent or the Company, or both, pursuant to Section 4.1 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the Merger shall be abandoned, without further action by Parent or the Company.

     4.3 Effect of Termination. In the event that this Agreement is validly terminated in accordance with Section 4.1, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Parent, the Merger Sub, the Company or ISH; provided, that no such termination shall relieve any party hereto from liability for any willful breach of this Agreement.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and the Merger Sub that:

     5.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect.

     5.2 Authorization of Agreement. The Company has all requisite power and authority to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (the "Company Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and the Company Documents constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Company has delivered to Parent a true and correct copy of a written consent of the majority stockholder of the Company adopting resolutions approving the Merger and this Agreement and the transactions contemplated hereby.

     5.3 Conflicts; Consents of Third Parties.

          (a) Except as set forth on Schedule 5.3(a), none of the execution and delivery by the Company of this Agreement or the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of the Company or any Subsidiary; (ii) any material Contract or Permit to which the Company or any Subsidiary is a party or by which any of the material properties or assets of the Company or any Subsidiary are bound; (iii) any Order applicable to the Company or any Subsidiary or by which any of the properties or assets of the Company or any Subsidiary are bound; or (iv) any applicable Law, the violation of which has or may have a material impact on the business of the Company or any of its Subsidiaries.

          (b) Except as set forth on Schedule 5.3(b), no material consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the Company Documents or the compliance by the Company with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with the applicable requirements of the HSR Act (and any similar Law enforced by any Governmental Antitrust Entity regarding preacquisition notifications for the purpose of competition reviews) and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

     5.4 Capitalization.

          (a) The authorized capital stock of the Company consists of 2,000,000 shares of Company Common Stock. As of the date hereof, there are 994,066 shares of Company Common Stock issued and outstanding and no shares of Company Common Stock are held by the Company as treasury stock. A list of all stockholders of the Company together with the address and number of shares held by each stockholder is set forth on Schedule 5.4(a). All of the issued and outstanding shares of Company Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

          (b) There is no existing option, warrant, call, right, or Contract of any character to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, of any shares of capital stock of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock of the Company. Except as set forth on Schedule 5.4(b), the Company is not a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the Company Common Stock.

     5.5 Subsidiaries.

          (a) Schedule 5.5(a) sets forth the name of each Subsidiary, and, with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. Each Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified or authorized to do business as a foreign corporation or entity and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect. Each Subsidiary has all requisite corporate or entity power and authority to own, lease and operate its properties and carry on its business as now conducted.

          (b) The outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned, directly or indirectly, by the Company are owned free and clear of any and all Liens, except as set forth on Schedule 5.5(b). No shares of capital stock are held by any Subsidiary as treasury stock. There is no existing option, warrant, call, right or Contract to which any Subsidiary is a party requiring, and there are no convertible securities of any Subsidiary outstanding which upon conversion would require, the issuance of any shares of capital stock or other equity interests of any Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Subsidiary.

     5.6 Financial Statements. The Company has delivered to Parent copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as at September 30, 2004 and 2003 and the related audited consolidated statements of income and of cash flows of the Company and its Subsidiaries for the years then ended and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2004 and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for the three month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Except as set forth in the notes thereto and normal recurring year-end adjustments, each of the Financial Statements has been prepared in accordance with GAAP and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the dates and for the periods indicated therein. For the purposes hereof, the audited consolidated balance sheet of the

Company and its Subsidiaries as at September 30, 2004 is referred to as the "Balance Sheet" and September 30, 2004 is referred to as the "Balance Sheet Date".

     5.7 No Undisclosed Liabilities. Neither the Company nor any Subsidiary has any material Liabilities of any kind that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP and were not so reflected, reserved against or described, other than (i) Liabilities incurred in the Ordinary Course of Business after the Balance Sheet Date or (ii) Liabilities incurred in connection with the transactions contemplated hereby.

     5.8 Absence of Certain Developments. Except as contemplated by this Agreement or as set forth on Schedule 5.8, since the Balance Sheet Date (i) the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and (ii) there has not been any:

          (a) event, change, occurrence or circumstance that has had or reasonably would be expected to have a Material Adverse Effect;

          (b) material change in the relationship of the Company or any of its Subsidiaries with any of its suppliers, customers, distributors, lessors, licensors, licensees or other third parties, in each case, which are material to the business of the Company;

          (c) declaration, setting aside, or payment of any dividend or any distribution with respect to any capital stock of the Company;

          (d) increase in or commitment to increase compensation benefits, or other remuneration to or for the benefit of any employee, director, officer, or agent of the Company or any of its Subsidiaries, or any benefits granted under any plan with or for the benefit of any such employee, director, officer or agent, in each case, other than in the Ordinary Course of Business;

          (e) transaction entered into or carried out by the Company or any of its Subsidiaries to sell or dispose of any material assets or any capital stock of the Company or any of its Subsidiaries other than in the Ordinary Course of Business;

          (f) loan or advance by the Company or any of its Subsidiaries to any third party except for advances not in excess of $20,000 made in the Ordinary Course of Business to any employee of such entity;

          (g) change made with respect to the Company or any of its Subsidiaries in its Tax or financial accounting or any material Tax election; or

          (h) commitment or agreement by the Company or any of its Subsidiaries to do any of the foregoing items (a) through (g).

     5.9 Taxes. Except as set forth on Schedule 5.9:

          (a) The Company and its Subsidiaries have filed all Tax Returns that are required by applicable Laws to be filed by them, and such Tax Returns are complete and accurate in all material respects. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any such Tax Return. The Company and its Subsidiaries have paid all Taxes which have or may become due and payable (whether or not shown on any Tax Return), other than those Taxes being contested in good faith through appropriate proceedings for which provision has been made, in accordance with GAAP, on the Balance Sheet.

          (b) All Taxes which the Company and its Subsidiaries are required by Law to withhold and collect at or prior to Closing have been, or will have been, duly withheld, collected and paid over, in each case, to the proper taxing authorities to the extent due and payable.

          (c) Neither the Company nor any of its Subsidiaries has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company or any of its Subsidiaries for the taxable years prior to and including the most recent taxable year.

          (d) Neither the Company nor of its any Subsidiaries (i) has been a member of any consolidated, combined or unitary group (other than with the Company and its Subsidiaries) for Tax purposes or (ii) has any liability for the Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6, as a transferee or successor, by contract or otherwise.

          (e) Neither the Company nor of its any Subsidiaries is a party to any joint venture, partnership or other arrangement that could be treated as a partnership for income Tax purposes.

          (f) Neither the Company nor any of its Subsidiaries is a party to any tax sharing agreement or arrangement (other than between the Company and its Subsidiaries).

          (g) No Liens for Taxes in any material amount exist with respect to any of the assets or properties of Company or any of its Subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith through appropriate proceedings, and with respect to which an appropriate reserve is reflected on the Balance Sheet in accordance with GAAP.

          (h) All Taxes of the Company and its Subsidiaries which are due with respect to any completed and settled audit, examination or deficiency litigation with any taxing authority have been paid in full. To the Knowledge of the Company, there is no audit, examination, deficiency or refund litigation pending with respect to any Taxes of the Company or any of its Subsidiaries and no taxing authority has given written notice of the commencement of (or its intent to commence) any audit, examination or deficiency litigation with respect to any such Taxes. In respect of any ongoing audit, investigation and other proceedings by a tax authority, the

     Company or Subsidiary has filed appropriate submissions defending itself against such action and tax claim and believes that such action and claim can be successfully defended based on the filed submissions.

          (i) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries since December 30, 1999.

          (j) There are no outstanding assessments, claims or deficiencies for any Taxes of the Company or any of its Subsidiaries that have been proposed, asserted or assessed, in each case in writing.

          (k) Neither the Company nor any of its Subsidiaries has been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (l)  The  Company  and  its   Subsidiaries   had  net  operating  loss
     carryforwards ("NOL Carryforwards") reflected on its consolidated U.S. federal income Tax Return for the taxable year ended September 30, 2003 totaling not less than $11,236,828. Except as may result from this Agreement or the transactions contemplated hereby, none of the NOL Carryforwards is currently subject to limitation under Section 382 of the Code or Treasury Regulations Section 1.1502-15 or -21 or otherwise.

          (m) Neither the Company nor any of its Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

          (n) Neither the Company nor any of its Subsidiaries has entered into any transaction that constitutes a "listed transaction" under Treasury Regulation Section 1.6011-4(b)(2).

          (o) To the Knowledge of the Company, no written claim has been made by a tax authority that the Company or any of its Subsidiaries is or may be subject to Tax in a jurisdiction where the Company or its Subsidiaries does not file Tax Returns.

     5.10 Real Property. Schedule 5.10 sets forth a complete list of (i) all material real property and interests in real property owned in fee by the Company and its Subsidiaries (individually, an "Owned Property" and collectively, the "Owned Properties"), and (ii) all leases of real property by the Company or a Subsidiary involving annual payments in excess of $50,000 (individually, a "Real Property Lease" and collectively, the "Real Property Leases" and, together with the Owned Properties, being referred to herein individually as a "Company Property" and collectively as the "Company Properties"). The Company and its Subsidiaries have good and valid fee title to all Owned Property reflected on Schedule 5.10 as owned by the Company or its Subsidiaries, free and clear of all Liens of any nature whatsoever except (A) Liens set forth on Schedule 5.10 and (B) Permitted Exceptions. To the Knowledge of the Company, neither the Company nor any Subsidiary has received any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or any Subsidiary under any of the Real Property Leases and, to the Knowledge of the Company, no other party to any of the Real Property Leases is in material default thereunder.

     5.11 Tangible Personal Property. Schedule 5.11 sets forth all leases of personal property by the Company or a Subsidiary ("Personal Property Leases") involving annual payments in excess of $50,000. To the Knowledge of the Company, neither the Company nor any Subsidiary has received any notice of any default or any event that with notice or lapse of time, or both, would constitute a default, by the Company or any Subsidiary under any of the Personal Property Leases and, to the Knowledge of the Company, no other party to any of the Personal Property Leases is in material default thereunder.

     5.12 Intellectual Property. Except as set forth on Schedule 5.12, the Company and its Subsidiaries own or have valid licenses to use all material Intellectual Property used by them in the Ordinary Course of Business. Except as set forth on Schedule 5.12, to the Knowledge of the Company, (i) the material Intellectual Property used by the Company and its Subsidiaries is not the subject of any challenge received by the Company or any of its Subsidiaries in writing and (ii) neither the Company nor any of its Subsidiaries has received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default under any material Intellectual Property license to which the Company or any of its Subsidiaries is a party or by which it is bound.

     5.13 Germplasm. Schedule 5.13 sets forth a description of the Germplasm of the Company. Except as set forth on Schedule 5.13:

          (a) the Company and/or its Subsidiaries (i) is the sole legal and beneficial owner of such Germplasm and all related Intellectual Property rights, (ii) has been granted, by a written agreement, all such Intellectual Property rights as may be required in connection with the use by the Company and its Subsidiaries of such Germplasm, (iii) has obtained and utilized such Germplasm under the Breeders Exemption of the 1991 UPOV Convention and counterpart national legislation (including the U.S. Plant Variety Protection Act of 1994) at the time it was obtained and (iv) the Germplasm subject to the exemption referred to in clause (iii) above is not, to the Knowledge of the Company, the subject of any issued or pending U.S. Utility Patent application owned by a third party.

          (b) such Germplasm is not covered by any Intellectual Property rights of any third party, other than those rights licensed to the Company or any of its Subsidiaries for use in such Germplasm; and

          (c) the acquisition and use of such Germplasm by the Company and its Subsidiaries after December 30, 1999 and prior to the Closing Date: (i) did not infringe on the Intellectual Property rights of any third party; (ii) did not involve the misappropriation of the Intellectual Property rights of any third party; (iii) was not in breach of any confidential, fiduciary, partnership, master-servant or agency relationship arising under Law; (iv) was not in breach of any obligation arising under any material Contract to which the Company or any of its Subsidiaries is a party and, to the Knowledge of the Company, was not in breach of any obligation arising under any Contract, regardless of the identity of the parties to such Contract;
     (v) did not involve any trespass to land or buildings used or occupied by third parties; and (vi) was not in violation of any applicable Laws.

     5.14 Genetically Modified Organisms.

          (a) The Company and its Subsidiaries have developed, implemented and are complying globally with quality management practices and procedures intended to prevent the unintended presence of regulated biotech traits in their research and commercial seed materials.

          (b) Except as set forth on Schedule 5.14(b), since December 30, 1999, neither the Company nor any of its Subsidiaries has knowingly delivered seed to a final customer into a country containing a regulated trait without all appropriate regulatory permits and approvals, or delivered seed that has been produced in non-compliance with the quality management practices described in Section 5.14(a).

          (c) To the Knowledge of the Company, in the United States, there are no market claims or reports of the presence of unintended regulated traits in the products of the Company or any of its Subsidiaries or in materials directly derived from such products.

          (d) The Company and its Subsidiaries (i) discontinued sales of products containing the bromoxynil tolerant cotton event prior to December 31, 2004, (ii) have notified their licensees of such discontinuation and
     (iii) have made commercially reasonable efforts to notify appropriate distributors, growers and regulators and to recover all materials containing bromoxynil tolerant cotton seed in an effort to prevent any additional plantings. The Company has in its possession all methods and materials related to all bromoxynil tolerant cotton events.

     5.15 Material Contracts.

          (a) Schedule 5.15(a) sets forth all of the following Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound (collectively, the "Material Contracts"):

               (i) Contracts with any Stockholders or any current officer or director of the Company or any of its Subsidiaries or any Affiliate (other than a Subsidiary) of the Company or any of the Stockholders;

               (ii) Contracts with any labor union or association representing any employee of the Company or any of its Subsidiaries;

               (iii) Contracts for the sale of any of the assets of the Company or any of its Subsidiaries other than in the Ordinary Course of Business, for consideration in excess of $250,000 or the equivalent in other currencies;

               (iv) Contracts relating to the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any other Person, in each case for consideration in excess of $250,000;

               (v) Contracts relating to the incurrence of Indebtedness, or the making of any loans, in each case involving amounts in excess of $250,000;

               (vi) any Contract relating to the transfer or acquisition of cotton traits or rights to cotton traits; and

               (vii) any other Contracts which involve the expenditure of more than $250,000 in the aggregate or require performance by any party more than one year from the date hereof that, in either case, are not terminable by the Company or a Subsidiary without penalty on notice of one hundred and eighty (180) days or less.

          (b) The Company has made available to Parent true, correct and complete copies of each Material Contract. Neither the Company nor any Subsidiary has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company and its Subsidiaries under any Material Contract. Each of the Material Contracts is a valid, binding and enforceable obligation of the Company or its Subsidiaries party thereto, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     5.16 Employee Benefits Plans.

          (a) Schedule 5.16(a) contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including multiemployer plans within the meaning of ERISA Section 3(37), and all stock purchase, stock option, severance, employment, change of control, bonus, incentive or deferred compensation benefit plans, agreements, programs or policies, whether or not subject to ERISA, under which any current or former employee of the Company or any of its Subsidiaries has any right to benefits sponsored or maintained by the Company or under which the Company or any of its Subsidiaries has had or has any liability. All such plans, agreements, programs, policies and arrangements are collectively referred to herein as "Company Benefit Plans."

          (b) With respect to each Company Benefit Plan, the Company has made available to Parent (i) a current and complete copy of the plan document and, to the extent applicable, any related trust fund or other funding instrument, (ii) the most recent determination letter, if applicable, (iii) any summary plan descriptions or other written descriptions delivered by the Company to the participants concerning such Company Benefit Plan, and
     (iv) for the three most recent plan years, copies of all Forms 5500 and accompanying schedules, statements and actuarial valuation reports relating to such Company Benefit Plans, if applicable.

          (c) Each Company Benefit Plan has been established and administered in accordance with its terms in all material respects, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations in all material respects. Each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified, and to the Knowledge of the Company, no event or circumstance has occurred that could reasonably be expected to cause the loss of such qualification. To the Knowledge of the Company, no event has occurred and no condition exists that would subject the Company or any entities within its common control (each, a "Controlled Group Member") (as defined by Sections 414(b), (c), (m) or (o) of the Code) to any penalty, fine or lien imposed by ERISA, the Code or other applicable laws.

          (d)  None of the  Company  Benefit  Plans  is  subject  to Title IV or
     Section 302 of ERISA, and neither the Company nor any of its Subsidiaries (nor any Controlled Group Member thereof) has incurred any liability under Title IV or Section 302 of ERISA which remains unsatisfied. Neither the Company nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) to contribute to a multiemployer pension plan within the meaning of ERISA Section 3(37).

          (e) With respect to any Company Benefit Plan: (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, (ii) to the Knowledge of the Company, no facts or circumstances exist that could give rise to any actions, suits or claims and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or other governmental agencies are pending, in progress or, to the Knowledge of the Company, threatened.

          (f) Except as provided on Schedule 5.16(f), no Company Benefit Plan exists that could reasonably be expected to result in the payment to any present or former employee of the Company of any money or other property, or accelerate or provide any other rights or benefits to any present or former employee of the Company, solely as a result of the consummation of the transactions contemplated by this Agreement.

          (g) Each Foreign Plan that is sponsored or maintained by the Company or any of its Subsidiaries is in compliance in all material respects with applicable Laws within its respective jurisdiction, and all required contributions payable to, in connection with, such Foreign Plans have been timely made and all such Foreign Plans are in compliance with any applicable funding requirements. There are no pending or, to the Knowledge of the Company, threatened or anticipated claims against any Foreign Plan. For the purposes of this Section 5.16, the term "Foreign Plan" shall mean each pension, profit sharing, savings, retirement, health, deferred compensation, incentive and severance benefit plan, program or arrangement maintained or contributed to by the Company or any of its Subsidiaries for the benefit of its employees employed outside the United States, other than plans, programs or arrangements required to be maintained or contributed to by the Laws of the relevant jurisdiction.

          (h) None of the Company Benefit Plans provides for post-retirement life insurance or health benefits coverage to any participant or any beneficiary of a participant.

     5.17 Labor.

          (a) Except as set forth on Schedule 5.17(a), neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other arrangement or understanding with a labor union or a labor organization.

          (b) Except as set forth on Schedule 5.17(b), there are no current (i) strikes, work stoppages, work slowdowns or lockouts pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries, or (ii) unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries. To the Knowledge of the Company, and except as set forth on Schedule 5.17(b), there are no investigations, inquiries or proceedings before the U.S. National Labor Relations Board, the U.S. Equal Employment Opportunity Commission, the U.S. Department of Labor, the U.S. Department of Justice, the U.S. Occupational Health and Safety Administration or any other state or federal governmental authority in the U.S. with respect to or relating to the terms and conditions of employment of the Company's employees.

     5.18 Litigation. Except as set forth on Schedule 5.18, there are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before any Governmental Body.

     5.19 Compliance with Laws; Permits.

          (a) The Company and its Subsidiaries are in compliance with all Laws of any Governmental Body applicable and material to their respective businesses or operations. Neither the Company nor any Subsidiary has received any written notice of or been charged with the violation of any such Laws.

          (b) The Company and its Subsidiaries currently have all material Permits which are required for the operation of their respective businesses as presently conducted. Neither the Company nor any of its Subsidiaries is in material default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation) of any term, condition or provision of any material Permit to which it is a party.

          (c) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any director, officer, agent or employee of the Company or any of its Subsidiaries, has, since December 30, 1999, acting on behalf of the Company or any of its Subsidiaries, (i) made, authorized, offered or promised to make any unlawful payment or transfer of anything of value, directly or indirectly through a third party, to any officer, employee or representative of a foreign government or any department, agency or instrumentality thereof (including any state-owned enterprise), political party, political campaign or public international organization, in violation of the FCPA or (ii) otherwise taken any action which would cause the Company or any of its Subsidiaries to be in violation of the FCPA.

          (d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any director, officer, agent or employee of the Company or any of its Subsidiaries, has, since December 30, 1999, acting on behalf of the Company or any of its Subsidiaries violated any applicable Law pertaining to export controls, antiboycott restrictions or trade sanctions.

     5.20 Environmental Matters. Except as set forth on Schedule 5.20 hereto:

          (a) the operations of the Company and each of its Subsidiaries are, and have been since December 30, 1999, in compliance in all material respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all material Permits required under applicable Environmental Laws to operate its business;

          (b) neither the Company nor any of its Subsidiaries is the subject of any outstanding Order or Contract with any Governmental Body pursuant to Environmental Laws which imposes material obligations on the Company or any of its Subsidiaries;

          (c) neither the Company nor any of its Subsidiaries is subject to any pending claims or Legal Proceedings or, to the Knowledge of the Company, threatened claims alleging noncompliance with or potential Liability under Environmental Laws or has received any written communication alleging noncompliance with or potential Liability under any Environmental Law; and

          (d) to the Knowledge of the Company, there are no investigations of the businesses of the Company or any of its Subsidiaries, or currently or previously owned, operated or leased property of the Company or any of its Subsidiaries pending or threatened which would reasonably be expected to result in the Company or any of its Subsidiaries incurring material Liability pursuant to any Environmental Law.

     5.21 Accounts Receivable. The accounts receivable of the Company and its Subsidiaries as of the date hereof are, to the extent not yet paid in full, valid, genuine and existing and arose from bona fide sales of products or services in the Ordinary Course of Business.

     5.22 Inventories. All inventory held by the Company and its Subsidiaries is usable and salable in the Ordinary Course of Business in all material respects and is not physically damaged or obsolete in any material respects, subject, in each case, to reserves, if any, for inventory write-down set forth in the Balance Sheet.

     5.23 Transactions with Related Persons; Affiliates.  Except as set forth on
Schedule 5.23, the Company does not have any Liabilities, contractual or otherwise, owed to or owing from, directly or indirectly, any Affiliate of the Company (other than a Subsidiary) or any Stockholder.

     5.24 Employees, Officers and Directors.

          (a) Schedule 5.24(a) lists the following information as of the date hereof for each employee of the Company and its Subsidiaries, including each employee on leave of absence or layoff status: name, job title and compensation paid or payable.

          (b) Neither the Company nor any of its Subsidiaries is indebted to any Stockholder, director, officer, employee or agent of the Company or any of its Subsidiaries, except for amounts due as normal salaries, wages, employee benefits and bonuses, and in reimbursement of ordinary expenses on a current basis.

          (c) No officer, director, employee or consultant of the Company or any of its Subsidiaries is indebted to the Company or any of its Subsidiaries, except for advances for ordinary business expenses on a basis consistent with past practices.

          (d) To the Knowledge of the Company, no current employee or current officer or director of the Company or any of its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition or proprietary rights agreement, between such employee, officer or director and any other Person that in any way materially and adversely affects (i) the performance of his or her duties as an employee, officer or director of the Company or any such Subsidiary or (ii) the ability of the Company and its Subsidiaries to conduct the business now being conducted by them. To the Knowledge of the Company, no director, officer or key employee of the Company or any of its Subsidiaries intends to terminate his or her employment.

     5.25 Insurance. Schedule 5.25 lists the insurance policies maintained by the Company and its Subsidiaries. To the Knowledge of the Company, such policies evidence insurance in such amounts and against such risks and losses as are generally maintained with respect to comparable companies and properties. All of such insurance policies are in full force and effect, and neither the Company nor any Subsidiary is in material default with respect to any of its obligations under any of such insurance policies.

     5.26 Books and Records and Financial Controls.

          (a) True, correct and complete copies of the books of account, stock record books and minute books of the Company and each of its Subsidiaries for the past two years have been made available to Parent, and such books and records have been maintained in accordance with good business practices and in accordance with applicable Law. The minute books of the Company and each of its Subsidiaries contain accurate and complete records in all material respects of all meetings of the stockholders, the Board of Directors or other governing bodies, and committees of the Board of

     Directors or such other governing bodies, of such company, and no meeting of any such stockholders, Board of Directors, other governing body or committee has been held where the corporate actions were authorized for which minutes or written consents have not been prepared and are not contained in such minute books. At the Closing, all of such books and records will be in the possession of the Company or its Subsidiaries.

          (b) The Company and its Subsidiaries have established proper internal accounting controls which provide reasonable assurance that (i) material transactions are executed with management's authorization and (ii)
     transactions are recorded as necessary to permit preparation of the financial statements of the Company, and to maintain accountability for the assets of the Company and its Subsidiaries.

     5.27 Sufficiency of Property. The assets owned or leased by the Company and its Subsidiaries constitute all of the property and property rights used or necessary for the conduct of their respective businesses in the manner and to the extent now conducted by them in all material respects.

     5.28 Indebtedness. Except as set forth on Schedule 1.1(a) or Schedule 5.23, the Company and its Subsidiaries do not have outstanding any indebtedness for borrowed money from any Person.

     5.29 Cash and Cash Equivalents. Of the cash and cash equivalents held by the Company and its Subsidiaries, not more than $100,000 is held in currencies other than Dollars or held in non-U.S. bank accounts.

     5.30 Financial Advisors. Except for Citigroup Global Markets Inc., no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from Parent in respect thereof. ISH shall be responsible for the payment of the compensation of Citigroup Global Markets Inc., as provided in Section 10.5.

     5.31 No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in this Article 5 (as modified by the Schedules hereto), neither the Company nor any other Person makes any other express or implied representation or warranty with respect the Company, its Subsidiaries or the transactions contemplated by this Agreement, and the Company disclaims any other representations or warranties, whether made by the Company or any of its Affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in
Article 5 hereof (as modified by the Schedules hereto), the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Parent or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Parent by any director, officer, employee, agent, consultant, or representative of the Company or any of its Affiliates). The disclosure of any matter or item in any schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.

                                   ARTICLE 6

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby represent and warrant to the Company that:

     6.1 Organization and Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate properties and carry on its business. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate properties and carry on its business.

     6.2 Authorization of Agreement. Subject to receipt of the Parent Board Approval, each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Parent or Merger Sub in connection with the consummation of the transactions contemplated hereby and thereby (collectively, the "Parent Documents"), and to consummate the transactions contemplated hereby and thereby. Subject to receipt of the Parent Board Approval, the execution, delivery and performance by Parent and Merger Sub of this Agreement and each Parent Document have been duly authorized by all necessary corporate action on behalf of Parent and Merger Sub. This Agreement has been, and each Parent Document will be at or prior to the Closing, duly executed and delivered by Parent and Merger Sub and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Parent Document when so executed and delivered will constitute, the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     6.3 Conflicts; Consents of Third Parties.

          (a) Except as set forth on Schedule 6.3(a) hereto, none of the execution and delivery by Parent or Merger Sub of this Agreement or the Parent Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Parent or Merger Sub with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of
     (i) the certificate of incorporation and by-laws or comparable organizational documents of Parent or Merger Sub; (ii) any Contract or Permit to which Parent or Merger Sub is a party or by which any of the properties or assets of Parent or Merger Sub are bound; (iii) any Order applicable to Parent or Merger Sub or by which any of the properties or assets of Parent or Merger Sub are bound; or (iv) any applicable Law.

          (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Parent or Merger Sub in connection with the execution and delivery of this Agreement or the Parent Documents or the compliance by Parent with any of the provisions hereof or thereof compliance with the applicable requirements of the HSR Act (and any similar Law enforced by any Governmental Antitrust Entity regarding preacquisition notifications for the purpose of competition reviews), the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware.

     6.4 Litigation. There are no Legal Proceedings pending or, to the knowledge of Parent or Merger Sub, threatened that are reasonably likely to prohibit or restrain the ability of Parent or Merger Sub to enter into this Agreement or any Parent Documents or consummate the transactions contemplated hereby or thereby.

     6.5 Financial Advisors. Except for J.P. Morgan Securities Inc., no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Parent or Merger Sub in connection with the transactions contemplated by this Agreement. Parent shall be responsible for the payment of the compensation under the arrangements referred to on such Schedule, as provided in Section 10.5, and no other Person is entitled to any fee or commission or like payment in respect thereof.

     6.6 Financing. Parent and Merger Sub (i) have, and at the Closing will have, sufficient internal funds (without giving effect to any unfunded financing regardless of whether any such financing is committed) available to pay the Merger Consideration and any expenses incurred by Parent and Merger Sub in connection with the transactions contemplated by this Agreement, (ii) have, and at the Closing will have, the resources and capabilities (financial or otherwise) to perform its obligations under this Agreement and all Parent Documents, and (iii) have not incurred any obligation, commitment, restriction or Liability of any kind, which would impair or adversely affect such resources and capabilities.

     6.7 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

     6.8 Condition of the Business. Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub acknowledge and agree that the Company is not making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Company in Article 5 (as modified by the Schedules hereto as supplemented or amended). Parent and Merger Sub further represent that none of the Company or any of its Affiliates nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or any of its Subsidiaries, or the transactions contemplated by this Agreement not expressly set forth in this Agreement, and none of the Company, any of its

Affiliates or any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent, Merger Sub or their respective representatives or Parent's or Merger Sub's use of, any such information. Parent and Merger Sub acknowledge that they have conducted to their satisfaction, their own independent investigation of the condition, operations and business of the Company and its Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, Parent and Merger Sub have relied on the results of their own independent investigation.

                                   ARTICLE 7

                      REPRESENTATIONS AND WARRANTIES OF ISH

ISH hereby represents to Parent and Merger Sub that:

     7.1 Organization and Good Standing. ISH is an exempt limited partnership, duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as now conducted.

     7.2 Authorization of Agreement. The general partner of ISH has all requisite power, authority and legal capacity to execute and deliver on behalf of ISH this Agreement and each other agreement, document or instrument or certificate contemplated by this Agreement or to be executed by the ISH in connection with the consummation of the transactions contemplated by this Agreement (the "ISH Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the ISH Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required partnership action on the part of ISH. This Agreement has been, and each of the ISH Documents will be at or prior to the Closing, duly and validly executed and delivered by the general partner of ISH on behalf of ISH, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each ISH Document, when so executed and delivered will constitute, the legal, valid and binding obligation of ISH, enforceable against ISH in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     7.3 Conflicts; Consents of Third Parties.

          (a) None of the execution and delivery by the general partner of ISH of this Agreement or the ISH Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by ISH with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) certificate of limited partnership or the limited partnership agreement of ISH; (ii) any Contract or Permit to which ISH is a party or by which any of the properties or assets of ISH are bound; (iii) any Order applicable to ISH or by which any of the properties or assets of ISH are bound; or (iv) any applicable Law.

          (b) Except as set forth on Schedule 7.3(b), no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of ISH in connection with the execution and delivery of this Agreement or the ISH Documents, or the compliance by ISH with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or thereby, except for such consents the failure of which would not have a material adverse effect on the ISH's ability to consummate the transactions contemplated hereby or thereby.

     7.4 Ownership of Shares. Assuming the truth and accuracy when made of the representations and warranties of Parent in Section 4.1(c) and Section 4.2(b) of that certain Stock Purchase Agreement dated as of August 5, 1999, as amended, by and among Parent, Calgene LLC and Stoneville Holding Corp., ISH is the legal and beneficial owner of 993,066 shares of Company Common Stock.

     7.5 Litigation. There are no Legal Proceedings pending or, to the knowledge of ISH, threatened that are reasonably likely to prohibit or restrain the ability of ISH to enter into this Agreement or any ISH Documents or consummate the transactions contemplated hereby or thereby.

     7.6 Financial Advisors. Except for Citigroup Global Markets Inc., no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from Parent in respect thereof. ISH shall be responsible for the payment of the compensation of Citigroup Global Markets Inc., as provided in Section 10.5.

                                   ARTICLE 8

                                   COVENANTS

     8.1 Access to Information. Prior to the Closing Date, Parent shall be entitled, through its officers, employees and representatives (including its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and its Subsidiaries and such examination of the books and records and Tax reporting positions of the Company and its Subsidiaries as it reasonably requests and to make extracts and copies of such books and records at its own expense. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances and shall be subject to restrictions under applicable Law. The Company shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company and its Subsidiaries to cooperate with Parent and Parent's representatives in connection with such investigation and examination, and Parent and its representatives shall cooperate with the Company and its representatives and shall use their commercially reasonable efforts to minimize any disruption to the business. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require the Company or any of its Subsidiaries to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which the Company or any of its Subsidiaries is bound; provided, however, that the Company shall request, but shall not be required to obtain, a waiver of any such confidentiality obligations upon Parent's reasonable request. Notwithstanding anything to the contrary contained herein, prior to the Closing, without the prior written consent of the Company, which may be withheld for any reason, (i) Parent shall not contact any suppliers to, or customers of, the Company or any Subsidiary, other than in the ordinary course of business of the Parent or any of its Affiliates with respect to matters not involving the Company or its Subsidiaries, and (ii) Parent shall have no right to perform invasive or subsurface investigations of the properties or facilities of the Company or any of its Subsidiaries.

     8.2 Conduct of the Business Pending the Closing.

          (a) Prior to the Closing,  except (i) as set forth on Schedule 8.2(a),
     (ii) as required by applicable Law, (iii) as otherwise contemplated by this Agreement or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause its Subsidiaries to:

               (i) conduct the respective businesses of the Company and its Subsidiaries only in the Ordinary Course of Business;

               (ii) use its commercially reasonable efforts to (A) preserve the present business operations, organization and goodwill of the Company and its Subsidiaries, and (B) preserve the present relationships with customers and suppliers of the Company and its Subsidiaries; and

               (iii) use its commercially reasonable efforts to acquire from each of its licensees all inventories of seed of cotton varieties which include genes conferring resistance to bromoxynil herbicide.

          (b) Except (i) as set forth on Schedule 8.2(b), (ii) as required by applicable Law, (iii) as otherwise contemplated by this Agreement or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not, and shall not permit its Subsidiaries to:

               (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

               (ii) issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company or any of its Subsidiaries;

               (iii)  effect  any  recapitalization,  reclassification  or  like
          change  in  the   capitalization   of  the   Company  or  any  of  its
          Subsidiaries;

               (iv) amend the certificate of incorporation or by-laws or comparable organizational documents of the Company or any of its Subsidiaries;

               (v) (A) materially  increase the annual level of  compensation of any director or executive officer of the Company or any of its Subsidiaries, (B) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any director or executive officer, (C) materially increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the employees of the Company or any of its Subsidiaries or otherwise modify or amend or terminate any such plan or arrangement or (D) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company or any of its Subsidiaries is a party or involving any employee of the Company or any of its Subsidiaries, except, in each case, as required by the terms of any Company Benefit Plans;

               (vi) acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the material properties or assets of the Company or any of its Subsidiaries (except pursuant to an existing Contract for fair consideration in the Ordinary Course of Business or for the purpose of disposing of obsolete or worthless assets);

               (vii) other than in the Ordinary Course of Business, cancel or compromise any material debt or claim or waive or release any material right of the Company or any of its Subsidiaries;

               (viii) except as provided for in the Company's Annual Budget for the 2005 fiscal year (a copy of which has been delivered to Parent), enter into any commitment for capital expenditures of the Company and its Subsidiaries in excess of $250,000 for any individual commitment and $1,000,000 for all commitments in the aggregate;

               (ix) enter into, modify or terminate any labor or collective bargaining agreement or, through negotiations or otherwise, make any commitment or incur any liability to any labor organizations;

               (x) enter into or agree to enter into any merger or consolidation with any corporation or other entity, or acquire the securities of any other Person;

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

               (xi) enter into or modify any Contract with any Stockholder or any Affiliate of any Stockholder;

               (xii) except to the extent required by Law, make or rescind any material election relating to Taxes or settle or compromise any claim, investigation, audit or controversy relating to a material amount of Taxes;

               (xiii) except to the extent required by Law or GAAP, make any material change to any of its methods of accounting or methods of reporting revenue and expenses or accounting practices; or

               (xiv) agree to do anything prohibited by this Section 8.2(b).

     8.3 Consents. The Parent and the Company shall use (and the Company shall cause its Subsidiaries to use) their commercially reasonable efforts, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including the consents and approvals referred to in Sections 5.3(b) and 6.3(b) hereof (or the Schedules thereto), provided, however, that no party shall be obligated to pay any consideration to any third party from whom consent or approval is requested.

     8.4 Regulatory Approvals.

          (a) Subject to the terms and conditions herein provided, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable Laws to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Subject to appropriate confidentiality protections, each party hereto shall furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

          (b) Each of the parties shall cooperate with one another and use all commercially reasonable efforts to prepare all necessary documentation (including furnishing all information required under the Competition Laws to effect promptly all necessary filings and to obtain all consents, waivers and approvals necessary to consummate the transactions contemplated by this Agreement. Each party hereto shall provide to the other parties copies of all correspondence between it (or its advisors) and any Governmental Antitrust Entity relating to the transactions contemplated by this Agreement or any of the matters described in this Section 8.4. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Body regarding any such filings or any such transaction. No party hereto shall independently participate in any formal meeting with any Governmental Body in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Body, the opportunity to attend and/or participate. Subject to applicable Law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the Competition Laws.

          (c) Without limiting the generality of the undertakings pursuant to this Section 8.4, the parties hereto shall provide or cause to be provided as promptly as practicable to any Governmental Antitrust Entity information and documents requested by any Governmental Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including filing any notification and report form and related material required under the HSR Act (and any similar Law enforced by any Governmental Antitrust Entity regarding preacquisition notifications for the purpose of competition reviews) as promptly as practicable, but in no event later than ten (10) Business Days after the date hereof for filings required under the HSR Act and twenty (20) Business Days after the date hereof for all other filings, and thereafter to respond promptly to any request for additional information or documentary material that may be made under the HSR Act (and any similar Law enforced by any Governmental Antitrust Entity regarding preacquisition notifications for the purpose of competition reviews).

          (d) Further, each of the parties hereto shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Antitrust Entity with respect to the transactions contemplated by this Agreement under any Competition Law. In connection therewith, if any Legal Proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as in violation of any Competition Law, each of parties hereto shall cooperate and use its commercially reasonable efforts to contest and resist any such Legal Proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal and all available legislative action, unless, by mutual agreement, Parent and the Company decide that litigation is not in their respective best interests. Each of Parent and the Company shall use its commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the Competition Laws with respect to such transactions as promptly as possible after the execution of this Agreement. In connection with and without limiting the foregoing, each of Parent and the Company agree to use its commercially reasonable efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under any Competition Laws that may be asserted by any Governmental Antitrust Entity, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as possible, in order to avoid the entry of, or to effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or preceding, that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by this Agreement.

     8.5 Further Assurances. Each of Parent and the Company shall use (and the Company shall cause each of its Subsidiaries to use) its commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

     8.6 Confidentiality. Parent and Merger Sub acknowledge that the information provided to them in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the confidentiality agreement between Parent and Citigroup Global Markets Inc., on behalf of ISH, dated October 21, 2004 (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing Date, the Confidentiality Agreement shall terminate.

     8.7 Indemnification, Exculpation and Insurance.

          (a) From and after the Closing Date, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless, to the fullest extent permitted under applicable Law, the individuals who on or prior to the Closing Date were directors, officers or employees of the Company or any of its Subsidiaries (collectively, the "Indemnitees") with respect to all acts or omissions by them in their capacities as such or taken at the request of the Company or any of its Subsidiaries at any time prior to the Closing Date. Parent agrees that all rights of the Indemnitees to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing Date as provided in the respective certificate of incorporation or by-laws or comparable organizational documents of the Company or any of its Subsidiaries as now in effect, and any indemnification agreements or arrangements of the Company or any of its Subsidiaries shall survive the Closing Date and shall continue in full force and effect in accordance with their terms. Such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the Indemnitees, unless such modification is required by Law. In addition, Parent shall, or shall cause the Surviving Corporation to, pay or reimburse any expenses of any Indemnitee under this Section 8.7, as incurred to the fullest extent permitted under applicable Law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law.

          (b) Parent, from and after the Closing Date, shall cause (i) the certificate of incorporation and by-laws or comparable organizational documents of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of certain liabilities of directors, officers, employees and agents and indemnification than are set forth as of the date of this Agreement in the certificate of incorporation and by-laws of the Company and (ii) the certificate of incorporation and by-laws or comparable organizational documents of each Subsidiary of Parent to contain the current provisions regarding indemnification of directors, officers, employees and agents which provisions in each case shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

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
          (c) The Indemnitee shall have the right (but not the obligation) to control the defense of, including the investigation of, any litigation, claim or proceeding (each, a "Claim") relating to any acts or omissions covered under this Section 8.7 with counsel selected by the Indemnitee; provided, however, that (i) Parent and the Surviving Corporation shall be permitted to participate in the defense of such Claim at their own expense and (ii) Parent shall not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld or delayed.

          (d) In the event any Claim is asserted or made, any determination required to be made with respect to whether an Indemnitee's conduct complies with the standards set forth under applicable Law, the applicable organizational documents of the Surviving Corporation, Parent or any of its Subsidiaries or any indemnification agreements or arrangements of the Surviving Corporation, Parent or any of its Subsidiaries, as the case may be, shall be made by independent legal counsel selected by such Indemnitee.

          (e) Each of Parent and the Indemnitee shall cooperate, and cause their respective Affiliates to cooperate, in the defense of any Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

          (f) The Surviving Corporation shall provide or maintain in effect for six (6) years from the Effective Time, through the purchase of "run-off" coverage or otherwise, directors' and officers' and corporate liability insurance covering those individuals who are covered by the directors' and officers' and corporate liability insurance policy or policies provided for directors and officers of the Company and its Subsidiaries as of the date hereof (the "Existing Policy") on terms (other than with respect to minimum aggregate limits of liability for directors' and officers' and corporate liability insurance coverage) comparable in all respects to the Existing Policy and such coverage shall contain minimum aggregate limits of liability for directors' and officers' and corporate liability insurance coverage for directors and officers of the Company and its Subsidiaries with the amount of coverage at least equal to that of the Existing Policy and deductibles no larger than those customary for such type of insurance coverage.

          (g) The provisions of this Section 8.7: (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives; and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.

          (h) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent shall assume all of the obligations thereof set forth in this Section 8.7.

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
          (i) The obligations of Parent and the Surviving Corporation under this
     Section 8.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 8.7 applies without the consent of the affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 8.7 applies shall be third party beneficiaries of this Section 8.7).

     8.8 Preservation of Records. Parent shall, and shall cause the Surviving Corporation to, preserve and keep the records held by them relating to the respective businesses of the Company and its Subsidiaries for a period of seven
(7) years from the Closing Date (or longer if required by applicable Law) and shall make such records and personnel available to the other and to any Stockholder as may be reasonably required by such party in connection with, among other things, any insurance claims by, Legal Proceedings or Tax audits against or governmental investigations of the Stockholders or any of their Affiliates.

     8.9 Publicity.

     (a) None of the Company, Merger Sub, Parent or ISH shall issue any press release or public announcement or comment concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the judgment of the Company or Parent, disclosure is otherwise required by applicable Law or under the rules of any securities exchange on which the securities of the Parent are listed, provided that, to the extent required by applicable Law, the party intending to make such release shall use its commercially reasonable efforts consistent with applicable Law to consult with the other party with respect to the text thereof. Unless otherwise required by applicable Law, no press release shall issue until after the receipt of the Parent Board Approval.

     (b) Each of Parent, Merger Sub, the Company and ISH agrees that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law or under the rules of any securities exchange on which the securities of the Parent are listed. In the event that such disclosure, availability or filing is required by applicable Law, each of Parent, the Company agrees to use its commercially reasonable efforts to obtain "confidential treatment" of this Agreement and to redact such terms of this Agreement the other party shall request.

     (c) Parent and Merger Sub acknowledge that prior to the execution of this Agreement, the Company and ISH have been engaged in an auction process related to the sale of the Company and the sale of EGI Ltd. As a result of the execution of this Agreement, the Company and ISH have agreed that during the period commencing on the date hereof and ending at 10:00 p.m. (New York time) on February 18, 2005 (the "Standstill Period") not to (i) actively pursue the current auction process or (ii) disclose the identity of Parent or Merger Sub, the fact that this Agreement has been signed, or the amount of the Merger Consideration; provided, however, that nothing herein shall prevent the Company or ISH, during the Standstill Period, from having discussions with participants in the current auction process that disclose the fact that the Company has agreed to exclusivity with a third party. If the Parent Board Approval is received on or prior to the end of the Standstill Period, the Company and ISH shall terminate the current auction process concurrent with the press release announcing the transaction evidenced by this Agreement.

     8.10 Use of Name. Parent shall, and shall cause the Surviving Corporation to, (i) as soon as practicable after the Closing Date and in any event within twelve months following the Closing Date, cease to make any use of the name "Emergent Genetics," or any service marks, trademarks, trade names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, including any name or mark confusingly similar thereto (collectively, the "Subject Marks"), and (ii) immediately after the Closing, cease to hold itself out as having any affiliation with the Stockholders or any of the Stockholders' Affiliates. In furtherance thereof, as promptly as practicable but in no event later than twelve months following the Closing Date, Parent shall and shall cause the Surviving Corporation to remove, strike over or otherwise obliterate all Subject Marks from all materials including any vehicles, business cards, schedules, stationery, packaging materials, displays, signs, promotional materials, manuals, forms, computer software and other materials.

     8.11 Employment and Employee Benefits.

          (a) Parent  covenants  and agrees to, and shall  cause the Company to,
     (i) for a period of one year following the Closing Date, provide compensation and benefits to the employees of the Company and its Subsidiaries who remain employed immediately prior to the Closing at levels which are similar, on an overall basis, to the levels of compensation and benefits as in effect prior to the Closing and (ii) provide severance compensation and benefits to any such employees whose employment is terminated during the one-year period following the Closing Date at levels at least equivalent to the levels of such compensation and benefits to which such employees would have been entitled if their employment had been terminated immediately prior to the Closing. Individuals who continue their employment with the Companies following the Closing Date are hereinafter referred to as the "Continuing Employees."

          (b) For purposes of eligibility and vesting (but not benefit accrual) under the employee benefit plans of Parent or the Surviving Corporation providing benefits to Continuing Employees (the "Parent Plans"), Parent and the Surviving Corporation shall credit each Continuing Employee with his or her years of service with such Company, its Subsidiaries and any predecessor entities, to the same extent as such Continuing Employee was entitled immediately prior to the Closing to credit for such service under any similar Employee Benefit Plan. The Parent Plans shall not deny Continuing Employees coverage on the basis of pre-existing conditions and shall credit such Continuing Employees for any deductibles and out-of-pocket expenses paid in the year of initial participation in the Parent Plans.

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
     8.12 Supplementation and Amendment of Schedules. From time to time prior to the Closing, the Company shall have the right to supplement or amend the Schedules with respect to any matter hereafter arising or discovered after the delivery of the Schedules pursuant to this Agreement; provided, however, if the Closing shall occur, then Parent and Merger Sub shall be deemed to have waived any right or claim pursuant to the terms of this Agreement or otherwise, with respect to any and all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing.

     8.13 Transition Services. Concurrently with the Closing, Parent shall enter into a transition services agreement (the "India Transition Services Agreement"), with Emergent Genetics India Limited ("EGI Limited") pursuant to which, Parent shall, or shall cause the Company and/or its Subsidiaries to, provide, at cost, all functions and services that are provided to EGI Limited and its subsidiaries as of the date hereof until the earlier of (i) a period of one (1) year from the Closing Date or (ii) the closing of the transactions contemplated by the India Purchase Agreement. Concurrently with the Closing, Parent shall also enter into a transition services agreement (the "Danish Transition Services Agreement"), with Emergent Genetics Vegetable A/S ("EG Denmark") pursuant to which, Parent shall, or shall cause the Company and/or its Subsidiaries to, provide, at cost, all functions and services that are being provided to EG Denmark and its subsidiaries by the Company and/or its Subsidiaries as of the date hereof for a period of six (6) months from the Closing Date.

     8.14 Closing Transactions.

          (a) Immediately prior to the Merger or, should the India Closing occur prior to the Closing, immediately prior to the India Closing, the Company shall sell all the shares of preferred stock of EGI Limited held by the Company to ISH for cash at their fair market value.

          (b) Immediately prior to the Merger, the Company shall sell each of the Contracts set forth on Schedule 8.14(b) to ISH for cash at its fair market value.

          (c) Immediately prior to the Merger, the Company shall cause each of the Contracts set forth on Schedule 8.14(c) to be terminated and of no further force and effect.

                                   ARTICLE 9

                              CONDITIONS TO CLOSING

     9.1 Conditions Precedent to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Parent in whole or in part to the extent permitted by applicable Law):

          (a) (i) the representations and warranties of the Company set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the Closing Date (without regard to any supplement or amendment to the Schedules pursuant to Section 8.12) as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date (without regard to any supplement or amendment to the Schedules pursuant to Section 8.12)), in each case except as in the aggregate would not have a Material Adverse Effect, (ii) the representations and warranties of the Company set forth in Section 5.19(c) shall be true and correct in all respects at and as of the Closing Date as though made on the Closing Date and (iii) Parent shall have received a certificate signed by an authorized officer of the Company, dated the Closing Date, to the foregoing effect;

          (b) the Company shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Parent shall have received a certificate signed by an authorized officer of the Company, dated the Closing Date, to the foregoing effect;

          (c) there shall not be in effect any Law or Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

          (d) the waiting period applicable to the transactions contemplated by this Agreement under the HSR Act (and any similar Law enforced by any Governmental Antitrust Entity regarding preacquisition notifications for the purpose of competition reviews) shall have expired or early termination shall have been granted;

          (e) Parent shall have received duly executed and acknowledged affidavits of the Company, in form substantially identical to those attached hereto as Exhibit A in accordance with Treasury Regulation
     Sections  1.1445-2(c)(3),  1,897-2(g) and 1.897-2(h),  certifying that each
     "interest" being acquired by Parent in the Company (within the meaning of Section 897(c)(1) of the Code) is not a "United States real property interest" within the meaning of Section 897(c) of the Code;

          (f) Parent shall have received final payoff  certificates with respect
     to  the  Company  Debt  from  the  lender  parties   thereof  (the  "Payoff
     Certificates"); and

          (g) there shall not have occurred any event, change, occurrence or circumstance that has had or reasonably would be expected to have a Material Adverse Effect.

     9.2 Conditions Precedent to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Company in whole or in part to the extent permitted by applicable Law):

          (a) The representations and warranties of Parent and Merger Sub set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), and the Company shall have received a certificate signed by an authorized officer of Parent, dated the Closing Date, to the foregoing effect;

          (b) Parent and Merger Sub shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by Parent or Merger Sub on or prior to the Closing Date, and the Company shall have received a certificate signed by an authorized officer of Parent, dated the Closing Date, to the foregoing effect;

          (c) there shall not be in effect any Law or Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

          (d) the waiting period applicable to the transactions contemplated by this Agreement under the HSR Act (and any similar Law enforced by any Governmental Antitrust Entity regarding preacquisition notifications for the purpose of competition reviews) shall have expired or early termination shall have been granted;

          (e) Parent shall have delivered an executed counterpart by Parent to the India Transition Services Agreement and the Denmark Transition Services Agreement; and

          (f) Parent shall have delivered, or caused to be delivered to the Company evidence of the payment of funds to the lender parties as set forth in the Payoff Certificates and payment of the Merger Consideration in accordance with Article 3.

     9.3 Frustration of Closing Conditions. None of the Company, Parent or the Merger Sub may rely on the failure of any condition set forth in Sections 9.1 or 9.2, as the case may be, if such failure was caused by such party's failure to comply with any provision of this Agreement.

                                   ARTICLE 10

                                 MISCELLANEOUS

     10.1 Limitations of Representations, Warranties and Covenants. Except for the representation set forth in Section 7.4 (which shall survive the Closing
Date), the representations and warranties of the parties made herein or in any other agreement delivered pursuant to this Agreement shall terminate upon (and shall not survive) the Closing Date.

     10.2 Exclusive Remedies.. Parent's and Merger Sub's sole and exclusive remedy (i) for a breach of any representation or warranty made by the Company or ISH herein or in any document delivered pursuant hereto (other than a claim made after the Closing Date based upon a breach of the representation set forth in
Section 7.4), or (ii) for a breach of any covenant made by the Company or ISH herein or in any document delivered pursuant hereto and required to be performed by the Company on or prior to the Closing Date, shall, in either case, be limited to Parent's right to terminate this Agreement pursuant to and to the extent permitted by (i) Section 4.1(a) as a result of Closing not having occurred by the Outside Date due to such breach or (ii) Section 4.1(f); and Parent and Merger Sub hereby waive and release the Company and ISH from any and all other claims or causes of action (whether by statute or in contract or tort) that may be based upon, arise out of, or relate to such breaches. Parent's and Merger Sub's sole and exclusive remedy for any claim made after the Closing Date based upon, arising out of, or related to a breach of the representation made by ISH in Section 7.4, shall be limited to the recovery of the aggregate Merger Consideration, as adjusted, received by ISH for its Company Common Stock as to which there is a breach of Section 7.4.

     10.3 No Consequential Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to any other Person for any tort, consequential, incidental, indirect, special or punitive damages of such other Person, including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof (provided that such limitation shall not limit the Company's right to recover contract damages in connection with Parent's failure to close in violation of this Agreement).

     10.4 Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by Parent.

     10.5 Expenses. Except as otherwise provided in this Agreement, each of the Company, Parent and Merger Sub shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby ("Deal Expenses"); provided, however, that ISH shall bear the Company's Deal Expenses related to financial advisors, legal advisors and independent accountants to extent not paid by the Company on or prior to Closing.

     10.6 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     10.7 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by and construed in accordance with the internal Laws of the State of New York. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action.

     10.8 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

                  If to the Company, to:

                  Emergent Genetics, Inc
                  1941 Pearl Street, Suite 200
                  Boulder, Colorado 80302
                  Facsimile: (303) 449-9699
                  Attention: R. N. Dryden, Jr.

                  With copies to:

                  International Seed Holdings, L.P.
                  c/o Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court, Suite 1600
                  Dallas, Texas 75201

                  Facsimile: (214) 740-7888
                  Attention:  Jason Downie

                  and

                  Weil, Gotshal & Manges LLP
                  200 Crescent Court, Suite 300
                  Dallas, Texas  75201
                  Facsimile: (214) 746-7777
                  Attention: Glenn D. West, Esq.


                  If to Parent or Merger Sub, to:

                  Monsanto Company
                  800 N. Lindbergh Boulevard
                  St. Louis, Missouri  63167
                  Facsimile:  (314) 694-6399
                  Attention: General Counsel's Office

                  With a copy to:

                  Bryan Cave LLP
                  One Metropolitan Square
                  211 N. Broadway, Suite 3600
                  St. Louis, Missouri  63102
                  Facsimile:  (314) 259-2020
                  Attention:  Denis P. McCusker

                  If to ISH or Stockholder Representative, to:

                  International Seed Holdings, L.P.
                  c/o Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court, Suite 1600
                  Dallas, Texas 75201
                  Facsimile: (214) 740-7888
                  Attention:  Jason Downie

                  With a copy to:

                  Weil, Gotshal & Manges LLP
                  200 Crescent Court, Suite 300
                  Dallas, Texas  75201

                  Facsimile: (214) 746-7777
                  Attention: Glenn D. West, Esq.

     10.9 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     10.10 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement except as contemplated by Section 8.7 and Section 10.11. No assignment of this Agreement or of any rights or obligations hereunder may be made by the Company, Parent or Merger Sub, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations. Upon any such permitted assignment, the references in this Agreement to Parent shall also apply to any such assignee unless the context otherwise requires.

     10.11 Non-Recourse. This Agreement may only be enforced against, and any claim or clause of action based upon. arising out of , or related to this Agreement may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

     10.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     10.13 Stockholder Representative.

          (a) Upon the approval by the Stockholders of the Company of the Merger and this Agreement, and without further action of any Stockholder, ISH shall be appointed as the Stockholder Representative. The Stockholder Representative shall have the authority, for and on behalf of the Stockholders of the Company (except for such Stockholders, if any, who have perfected their appraisal rights under Delaware law), to take such actions and exercise such discretion as are required of the Stockholder Representative pursuant to the terms of this Agreement and any related document or instrument, and any such actions shall be binding on each Stockholder including without limitation the following:

               (i) to give and receive communications and notices on behalf of the Stockholders after the Effective Time;

               (ii)  to  negotiate,   agree  to,  enter  into   settlements  and
          compromises of, and comply with orders and awards of courts with respect to claims against Stockholders;

               (iii)  to  negotiate,   agree  to,  enter  into  settlements  and
          compromises of, and comply with orders and awards of courts with respect to any claims of disputes related to this Agreement;

               (iv) to receive payments on behalf of the Stockholders due and owing pursuant to this Agreement and acknowledge receipt thereof;

               (v) to waive any breach or default of Parent or Merger Sub under this Agreement following the Effective Time;

               (vi) to receive service of process on behalf of the Stockholders in connection with any claims under this Agreement or any related document or instrument; and

               (vii)  to  take  all  actions  necessary  or  appropriate  in the
          judgment  of  the   Stockholder   Representative   to  accomplish  the
          foregoing.

          (b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative except as set forth herein. By Stockholders' approval of the this Agreement, each Stockholder shall have and shall be deemed to have agreed that the Stockholders shall indemnify and hold harmless the Stockholder Representative and its partners, stockholders, Affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, stockholders, Affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (each a "Representative Indemnified Party") from and against all losses, liabilities, claims or expenses incurred or suffered by the Representative Indemnified Parties as a result of, or arising out of, or relating to any and all actions taken or omitted to be taken by the Stockholders' Representative under this Agreement or in connection with the incurrence, payment, discharge or settlement of any of the obligations of the Stockholders, except for any such losses, liabilities, claims or expenses that arise on account of the Stockholder Representative's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final adjudication. None of the Representative Indemnified Parties shall be liable to any Stockholder in respect of such arrangements or actions or omissions in connection therewith, except to the extent that such acts or omissions constitute gross negligence or willful misconduct. A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision for all of the Stockholders hereunder and shall be final, binding and conclusive upon each of such Stockholders, and Parent and Merger Sub may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of such Stockholder of the Company. Parent and Merger Sub are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative. The Stockholder Representative shall be entitled to reimbursement from the Stockholders of any and all fees, expenses and costs incurred in the performance of such Stockholder Representative's duties hereunder.

          If ISH becomes unable to serve as Stockholder Representative, such other Person or Persons may be designated by the holders of a majority of the Shares, and such Person or Persons shall succeed as the Stockholder Representative.

                ** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                              PARENT:

                              MONSANTO COMPANY


                              By:      /s/ HUGH GRANT
                                 -----------------------------------------------
                                 Name: Hugh Grant
                                 Title:  President and Chief
                                         Executive Officer



                              MERGER SUB:

                              EG ACQUISITION CO.


                              By:      /s/ TERRELL K. CREWS
                                 -----------------------------------------------
                                 Name:  Terrell K. Crews
                                 Title:  President


                              COMPANY:

                              EMERGENT GENETICS, INC.


                              By:      /s/ SAM DRYDEN
                                 -----------------------------------------------
                                 Name: Sam Dryden
                                 Title: Chief Executive Officer and
                                        Assistant Secretary


                              INTERNATIONAL SEED HOLDINGS, L.P.

                              By:  Seed Cayman L.L.C., its general partner


                              By:      /s/ JASON DOWNIE
                                 -----------------------------------------------
                                 Name:  Jason Downie
                                 Title:  Vice President